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                                   EXHIBIT 5.1

                       OPINION OF MORRISON & FOERSTER LLP

                               September 25, 2001


Novellus Systems, Inc.
4000 North First Street
San Jose, CA 95134

Ladies and Gentlemen:

          We have acted as counsel to Novellus Systems, Inc., a California corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), with respect to the registration for resale under the Securities Act of 1933, as amended, of $880,000,000 aggregate issue price of Liquid Yield Option(TM) Notes due 2031 (the "LYONs") issued by the Company on July 26, 2001 and shares of the Company's common stock, no par value (the "Conversion Shares"), issuable upon conversion of the LYONs. The LYONs were issued pursuant to an Indenture, dated as of July 26, 2001 (the "Indenture"), by and between the Company and LaSalle Bank National Association, as trustee (the "Trustee").

          We have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion, and based thereon we are of the opinion that:

          1. The LYONs have been duly authorized and are valid and binding obligations of the Company.

          2. When issued upon conversion in accordance with the terms of the LYONs and the Indenture, the Conversion Shares will be validly issued, fully paid and non-assessable.

          The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of California and the laws of the State of New York, as currently in effect, and we express no opinion as to the effect of laws of any other jurisdiction on the opinions expressed herein.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-3 filed by the Company to register the resale of the LYONs and the Conversion Shares under the Securities Act of 1933, as amended, and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                            Very truly yours,


                                            /s/ Morrison & Foerster LLP